UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2024

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.

As disclosed on October 17, 2024, Globe Life Inc. (the “Company”) received communications from an unknown threat actor seeking to extort money from the Company in exchange for not disclosing certain information held and used by the Company and its independent agents. The Company is filing this amendment (this “Amendment”) to amend and supplement the Original Form 8-K.

As originally disclosed, pursuant to the Company’s incident response plan and with the assistance of external cybersecurity experts and legal counsel, the Company verified the threat actor had obtained the personally identifiable information of approximately 5,000 individuals. With the assistance of these external advisors, the Company confirmed that data categories, including names, email addresses, phone numbers, postal addresses, and in some instances dates of birth, Social Security numbers, health-related data and other insurance policy information, were obtained and that certain of this data was distributed to short sellers and plaintiffs’ attorneys. The investigation determined the exposure by the threat actor did not include personally identifiable financial information. The Company did not pay the demanded extortion payment and instead notified federal law enforcement and continues to assist law enforcement in the investigation of this activity. The Company has initiated the process to provide notification to, and credit monitoring services for, these individuals.

Based on the Company’s review, the customer information was traced to specific databases maintained by a small number of independent agency owners. The Company was not able to confirm if the threat actor acquired information from these databases at the targeted agencies beyond that relating to the approximately 5,000 individuals. Out of an abundance of caution, the Company has also initiated the process to provide voluntary notifications to, and credit monitoring services for, approximately 850,000 additional individuals whose information was also stored in the relevant databases, even though the Company has not been able to confirm if the threat actor acquired these additional individuals’ data.

The Company has confirmed the extortion attempts did not involve the use of ransomware or result in any interruption to the Company’s systems, services, or business operations. The Company continues to communicate with regulatory authorities and law enforcement. The Company will seek reimbursement of costs, expenses and losses stemming from this matter by submitting claims to its insurers. The timing and amount of any such reimbursements is not known at this time. As of the date of this filing, the Company believes this incident has not materially impacted its operations and does not expect this incident is reasonably likely to have a material impact on the Company, including its financial condition or results of operations.

Forward-Looking Statements

Certain statements made in Item 8.01 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “intend,” “potential,” “should,” “expect,” “anticipate” or comparable terminology. Such forward-looking statements are based upon current beliefs and expectations but are inherently subject to certain risks and uncertainties, many of which the Company cannot predict with accuracy and some of which are beyond the Company’s control, and involve factors that may cause actual results to differ materially from those expected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors under the headings “Cautionary Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as further amended and supplemented by the Company’s other filings with the Commission. These forward-looking statements speak only as of the date of this report, and the Company specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date:	January 30, 2025

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary